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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549




                          -------------------------


                                   FORM 8-K


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                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                        The Securities Exchange Act 1934

Date of Report (Date of earliest event reported)      October 3, 1994
                                                 -------------------------------

                            DART GROUP CORPORATION
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            (Exact name of registrant as specified in its charter)


         Delaware                        0-1946                53-0242973
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(State or other jurisdiction          (Commission            (IRS Employer
       of incorporation)              File Number)         Identification No.)


            3300 75th Avenue, Landover, Maryland              20785
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          (Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code           (301) 731-1200
                                                           -------------------

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        (Former name or former address, if changed since last report.)



The total number of sequentially numbered pages is 4.

This filing contains one exhibit.





                                  Page 1 of 4
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Item 1.          Changes in Control of Registrant

         The discussion under the caption "Stock Options" in Item 5 of this Current Report on Form 8-K is incorporated herein by reference.


Item 5.          Other Events


Appointment of Chief Financial Officer

         Robert A. Marmon has been appointed to the position of Treasurer and Chief Financial Officer of Dart Group Corporation (the "Corporation") and its subsidiary corporations (excluding Shoppers Food Warehouse Corporation), Chief Financial Officer of Crown Books Corporation ("Crown Books") and its subsidiary corporations, and Principal Financial Officer of Trak Auto Corporation ("Trak Auto") and its subsidiary corporations. Mr. Marmon is serving in these positions pursuant to a consulting agreement that has a term of seven months commencing October 1, 1994. For further information please see the Corporation's News Release attached hereto as Exhibit 28.1, which is hereby incorporated by reference.

Stock Options

         On October 3, 1994, Dart Group Corporation filed an Answer in Ronald
S. Haft v. Dart Group Corporation, Del. Ch. 13736 (filed September 12, 1994), rejecting the validity of options sought to be exercised by Ronald S. Haft to purchase, at an exercise price of $89.65 per share, 197,048 shares of Dart Group Corporation's Class B Common Stock.

Executive Committee

         The Boards of Directors of Crown Books, Trak Auto and Total Beverage Corporation have each created an Executive Committee of the Board of Directors to conduct corporate affairs with respect to matters that are the subject of dispute between the present Chairman and the present President of the Corporation. The directors appointed to each Executive Committee are Douglas
M. Bregman, H. Ridgely Bullock, Larry Schafran and Bonita Wilson. Any and all actions of each Executive Committee are required to be without a dissenting vote.


Control Procedure

         As previously reported, on August 4, 1994, the Corporation caused to be issued to Herbert H. Haft two bank cashier's checks in the amount of $18,000,000 in exchange for a promissory note from Mr. Haft. On August 8, 1994 Mr. Haft returned to the Corporation the two checks, unnegotiated. Mr. Haft subsequently paid the Corporation interest on the amount for the period it was outstanding. The Executive Committee of the Board of Directors of the Corporation has conducted a review of this transaction and determined that appropriate internal control procedures were not in place. The Board of Directors has adopted a policy that no funds of the Corporation will be advanced to any person who owns

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of record or has power to vote 10% or more of the Corporation's Class B common stock (except pursuant to contracts previously approved by the Board of Directors) without prior approval of a majority of the disinterested directors. The Executive Committee, with the assistance of counsel, is continuing to review circumstances related to the loan as well as certain charges of misconduct made by the Corporation's Chairman and Chief Executive Officer and the Corporation's President and Chief Operating Officer against each other.


Item 7.  Exhibits

                 28.1 Dart Group Corporation News Release           Page 4





                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  DART GROUP CORPORATION



       October 12, 1994                               Robert A. Marmon
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            Date                                      ROBERT A. MARMON
                                                 Chief Financial Officer





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